Exhibit 99.1

Belpointe OZ Breaks Ground on 269 Unit Development in St. Petersburg, Florida

Greenwich, CT, June 15, 2023 – Belpointe PREP, LLC (NYSE American: OZ) (“Belpointe OZ” or “we,” “us” or “our”), the first publicly traded qualified opportunity fund, today announced that construction is underway on a brand new 269-unit development located at 902-1020 First Avenue North in St. Petersburg, Florida (“1000 First”). This exciting new development will be the latest addition to the thriving St. Petersburg community and will feature a wide variety of studio, one-bedroom, two-bedroom, and three-bedroom apartment homes.

With approximately 15,500 square feet of retail space and standing at an impressive 15-stories tall, this development promises to offer residents an unparalleled living experience. The complex will feature a club room, fitness center, and swimming pool, providing a luxurious and comfortable living environment.

“We are thrilled that construction is underway on this exciting new project in St. Petersburg,” said Belpointe OZ’s CEO, Brandon Lacoff. “This development will offer residents the perfect blend of luxury and convenience, with easy access to shopping, dining, and entertainment options. We are excited to see this project come to life and to contribute to the growth and development of the St. Petersburg community.”

The St. Petersburg area is home to more than 20 corporate headquarters, and Belpointe OZ believes that this new development is sure to provide expansion options to both businesses and residents in the area. With its prime location and extensive amenities, we expect 1000 First to be a highly sought-after living destination for those looking to enjoy the best of what St. Petersburg has to offer.

Belpointe OZ is committed to delivering high-quality, innovative developments that meet the needs and expectations of residents and businesses alike. For more information about Belpointe OZ and its latest development project, please visit investors.belpointeoz.com.

About Belpointe OZ

Belpointe OZ is a publicly traded qualified opportunity fund, listed on NYSE American under the symbol “OZ.” To date, Belpointe OZ has raised more than $345 million of equity capital in its ongoing qualified opportunity fund offering, with over 2,500 units in its development pipeline throughout four cities, representing an approximate total project cost of over $1.3 billion.

Belpointe OZ has filed two registration statements (including a combined prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offer and sale of up to an aggregate of $1,500,000,000 of Class A units representing limited liability interests in Belpointe OZ (the “Class A units”). Before you invest, you should read Belpointe OZ’s most recent prospectus and the other documents that it has filed with the SEC for more complete information about Belpointe OZ and the offering. Investing in Belpointe OZ’s Class A units involves a high degree of risk, including a complete loss of investment. Prior to making an investment decision, you should carefully consider Belpointe OZ’s investment objectives and strategy, risk factors, fees and expenses and any tax consequences that may results from an investment in Belpointe OZ’s Class A units. To view Belpointe OZ’s most recent prospectus containing this and other important information visit sec.gov or investors.belpointeoz.com. Alternatively, you may request Belpointe OZ send you the prospectus by calling (203) 883-1944 or emailing IR@belpointeoz.com. Read the prospectus in its entirety before making an investment decision.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be considered forward-looking, such as statements containing estimates, projections and other forward-looking information. Forward-looking statements are typically identified by words and phrases such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of such words and other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statements expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and involve risks, uncertainties and other factors beyond our control. Therefore, we caution you against relying on any of these forward-looking statements. Actual outcomes and results may differ materially from what is expressed in any forward-looking statement. Except as required by applicable law, including federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results or revised expectations.

Investor Relations and Media Contact:

Cody H. Laidlaw
Belpointe PREP, LLC
255 Glenville Road
Greenwich, Connecticut 06831
IR@belpointeoz.com
203-883-1944